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                                                                       EXHIBIT 1


FirstMiss Gold Inc.                                            November 15, 1995
5460 South Quebec Street
Suite 240
Englewood, Colorado 80111

Attention:       Donald S. Robson
                 Vice-President and Chief Financial Officer


Dear Sirs:

                 The undersigned, Nesbitt Burns Securities Inc., Nesbitt Burns Inc., Salomon Brothers Inc, Salomon Brothers Canada Inc, ScotiaMcLeod Inc., ScotiaMcLeod (USA) Inc., S.G.Warburg & Co. Inc. and Toronto Dominion Securities Inc. (collectively, the "Underwriters" and individually, an "Underwriter"), understand that FirstMiss Gold Inc., a Nevada corporation (the "Company") proposes to issue and sell to the Underwriters 6,500,000 shares of common stock of the Company (the "Firm Shares") and, for the sole purpose of covering over allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 975,000 shares of common stock of the Company (the "Option Shares"). The Firm Shares and any Option Shares purchased by the Underwriters are collectively referred to herein as the "Subject Shares".

                 We understand that the Company has filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 415 under the United States Securities Act of 1933, as amended (the "1933 Act"), a registration statement on Form S-3 (No. 33-62449) (such registration statement, as amended at the time it became effective on November 1, 1995 under the 1933 Act, including the exhibits thereto and the documents incorporated by reference therein, being hereafter referred to as the "Shelf Registration Statement") and a related prospectus dated November 1, 1995 (the "U.S. Shelf Prospectus") and has filed with the Canadian Securities Authorities (as defined below) a Canadian shelf prospectus (the "Canadian Shelf Prospectus") under the applicable laws of each of the Provinces of Canada other than the Province of Quebec (collectively, the "Canadian Jurisdictions") under the provisions of National Policy Statement 45 of the Canadian Securities Administrators ("NP 45") to register and qualify the offering and sale of, among other securities, the Subject Shares.

                 We understand that the Company wishes to distribute to the public in the United States and in Canada (other than in Quebec) the Subject Shares and to have such shares listed on The Toronto Stock Exchange (the "TSE") and on The Nasdaq National Market. To that end,
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the Company has filed with the SEC pursuant to Rule 424 under the 1933 Act a
U.S. preliminary prospectus supplement dated November 7, 1995 (the "U.S. Preliminary Prospectus Supplement") to the U.S. Shelf Prospectus and has filed under NP 45 with the Canadian Securities Authorities (as defined below) in each of the Canadian Jurisdictions a Canadian preliminary prospectus supplement dated November 7, 1995 (the "Canadian Preliminary Prospectus Supplement") to the Canadian Shelf Prospectus in respect of the distribution of the Subject Shares.

                 We understand that the Company will prepare and file, without delay, with the SEC pursuant to Rule 424 under the 1933 Act a final U.S. prospectus supplement (the "U.S. Final Prospectus Supplement") to the U.S. Shelf Prospectus in respect of the distribution of the Subject Shares in the United States and will prepare and file, without delay, in each of the Canadian Jurisdictions pursuant to NP 45 a final Canadian prospectus supplement (the "Canadian Final Prospectus Supplement") in order to qualify the Subject Shares for distribution (or distribution to the public, as the case may be) in each of the Canadian Jurisdictions.

                 On the basis of the representations and warranties and upon and subject to the terms and conditions contained herein, the Underwriters hereby agree to purchase from the Company, in the respective percentages hereinafter mentioned, and the Company hereby agrees to sell to the Underwriters on the Closing Date, the Firm Shares for a price of U.S. $18.57 per share or an aggregate purchase price of US$120,705,000.

                 In addition, the Company hereby grants to the Underwriters a non-assignable option to purchase up to 975,000 Option Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in the preceding paragraph, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectuses, by written notice by the Underwriters to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time, as reasonably determined by the Underwriters, when the Option Shares are to be delivered (such date and time being herein sometimes referred to as the "Option Closing Date"); provided, however, that the Option Closing Date shall not be earlier than the Closing Date or earlier than the second full Business Day after the date on which the option shall have been exercised nor later than the fourth full Business Day after the date on which the option shall have been exercised. Certificates for the Option Shares shall be registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least two full Business Days prior to the Option Closing Date.

                 The portion of Option Shares to be sold to each Underwriter and its Affiliated Underwriter, if any, shall be the same portion of the Firm Shares being purchased by such





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Underwriter as set forth opposite the name of such Underwriter and its
Affiliated Underwriter, if any, in Section 17 hereof.

                 In this Agreement all dollar references are to United States dollars unless otherwise specifically indicated, and the following terms shall have the following meanings ascribed to them:

                 "Affiliated Underwriter" has the meaning set forth in Section
17.

                 "Business Day" means any day other than a Saturday or a Sunday on which banks in Toronto, Ontario and in New York, New York, are open for the conduct of business;

                 "Canadian Preliminary Prospectus" means the Canadian Shelf Prospectus, including the documents incorporated by reference therein, as modified and supplemented by the Canadian Preliminary Prospectus Supplement, and as amended by any Prospectus Amendment prior to the date of the Canadian Final Prospectus Supplement;

                 "Canadian Prospectus" means the Canadian Shelf Prospectus, including the documents incorporated by reference therein, as modified and supplemented by the Canadian Final Prospectus Supplement, and as the same may be amended by any Prospectus Amendment;

                 "Canadian Securities Authorities" means the securities commission or a similar securities regulatory authority or administrator established pursuant to Canadian securities laws in each of the Canadian Jurisdictions;

                 "Canadian securities laws" means, collectively, the applicable securities laws of each of the Canadian Jurisdictions, the respective regulations, rulings and orders made thereunder and the applicable published policy statements issued by the Canadian Securities Authorities thereunder;

                 "Canadian Underwriters" means Nesbitt Burns Inc., Salomon Brothers Canada Inc, ScotiaMcLeod Inc. and Toronto Dominion Securities Inc.;

                 "Effective Date" means the date as of which the Registration Statement became effective;

                 "Preliminary Prospectus Supplements" means, collectively, the Canadian Preliminary Prospectus Supplement and the U.S. Preliminary Prospectus Supplement;

                 "Prospectuses" means the Canadian Prospectus and the U.S. Prospectus;





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                 "Prospectus Amendment" means any amendment or supplement to any or all of the Preliminary Prospectuses, the Prospectuses or the Registration Statement, as the case may be;

                 "Registration Statement" means the Shelf Registration Statement, including the documents incorporated by reference therein, and if amended, as amended at the time such amendment becomes effective, and when supplemented, as supplemented at the time such supplement is first filed with the SEC or delivered to the Underwriter for use in offering the Subject Shares in the United States (unless the context indicates otherwise);

                 "Specified Agreements" means the Post Spin-off Agreement, the Tax Sharing Agreement, the Tax Ruling Agreement, the FirstMiss Loan Agreement, the Toronto-Dominion Loan Agreement, and the Euro-Nevada Royalty Agreement.

                 "Subsidiary" means FMG Inc., a Nevada corporation ;

                 "Underwriters' Canadian Representative" means Nesbitt Burns
Inc.;

                 "Underwriters' U.S. Representative" means Nesbitt Burns Securities, Inc.

                 "U.S. Preliminary Prospectus" means the U.S. Shelf Prospectus as modified and supplemented by the U.S. Preliminary Prospectus Supplement, and as the same may be amended by any Prospectus Amendment prior to the date of the U.S. Final Prospectus Supplement;

                 "U.S. Prospectus" means the U.S. Shelf Prospectus including the documents incorporated by reference therein, as modified and supplemented by the U.S. Final Prospectus Supplement and as the same may be amended by any Prospectus Amendment;

                 "U.S. Underwriters" means Nesbitt Burns Securities Inc., Salomon Brothers Inc, ScotiaMcLeod (USA) Inc. and S.G.Warburg & Co. Inc.;

                 "1933 Act Regulations" mean the rules and regulations of the SEC under the 1933 Act; and

                 "1934 Act" means the United States Securities Exchange Act of 1934, as amended.

                 The following are the terms and conditions of the agreement between the Company and the Underwriters:





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1.               The Company shall not later than November 17, 1995 have
prepared and filed with the SEC pursuant to Rule 424(b) of the 1933 Act Regulations the U.S. Final Prospectus Supplement.

2. The Company shall have prepared and filed with the Canadian Securities Authorities under applicable Canadian securities laws pursuant to NP 45 not later than November 17, 1995 in the province of Ontario and November 20, 1995 in each of the other Canadian Jurisdictions the Canadian Final Prospectus and shall have taken all other steps and proceedings that may be necessary in order to qualify the Subject Shares for distribution (or distribution to the public, as the case may be) in each of the Canadian Jurisdictions by the Canadian Underwriters under the provisions of Canadian securities laws.

3. Prior to the filing of the U.S. Final Prospectus Supplement and the Canadian Final Prospectus and, if applicable, prior to the filing thereafter of any Prospectus Amendment and prior to the filing of any Supplementary Material, including on the intervening weekends, the Company shall have allowed the Underwriters to participate fully in the preparation of such documents and shall have allowed the Underwriters to conduct all due diligence which the Underwriters may reasonably require to conduct in order to fulfil their obligations as underwriters and in order to enable the Canadian Underwriters responsibly to execute the certificate required to be executed by the Canadian Underwriters in the Canadian Final Prospectus Supplement and in any Prospectus Amendment.

4.       (a)     On the Closing Date and the Option Closing Date, as
applicable, the Company shall have caused a favourable legal opinion to be delivered to the Underwriters by Marshall, Hill, Cassas & de Lipkau to the effect that:

                 (i) The Company is a corporation duly incorporated and existing under the laws of the State of Nevada with full corporate power and corporate authority to own, lease and operate its properties and assets and to conduct its business as described in the Registration Statement and the Prospectuses, and is duly qualified and in good standing in the State of Nevada;

                 (ii) The Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada, with full corporate power and corporate authority to own, lease, and operate its properties and assets and to conduct its business as described in the Registration Statement and the Prospectuses; and all the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable,and the Company is the registered and beneficial owner of all the outstanding shares of capital stock of the Subsidiary;





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                 (iii)  The authorized and outstanding capital of the Company is as set forth under the caption "Consolidated Capitalization" in the Prospectuses; and the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained the Prospectuses under the caption "Description of Common Stock";

                 (iv) The Subject Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and free of any preemptive or, to the knowledge of such counsel, similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company;

                 (v) The Company has the corporate power and corporate authority to enter into this Agreement and to issue, sell and deliver the Subject Shares to be sold by it to the Underwriters as provided herein, and this Agreement has been duly authorized and, to the extent that execution and delivery are matters of Nevada law, has been duly executed and delivered by the Company and is a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (A) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought and (C) rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws;

                 (vi) To the knowledge of such counsel, neither the Company nor the Subsidiary is in violation of its certificate of incorporation or in material violation of its bylaws;

                 (vii) None of the issuance, sale or delivery of the Subject Shares, the execution, delivery or performance of this Agreement, the compliance by the Company with all provisions of this Agreement, nor the consummation by the Company of the transactions contemplated hereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or bylaws of the Company, nor will any such action result in any violation of any existing Nevada or United States federal law or regulation (assuming compliance with all applicable state securities and Blue Sky laws) or any judgment, injunction, order or decree known to such counsel, and applicable to the Company or any of its properties, which violation would have a material adverse effect on the Company and the Subsidiary, taken as a whole;

                 (viii) No consent, approval, authorization or other order, or registration or filing with, any court, regulatory body, administrative agency or other governmental body,





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         agency, or official is required on the part of the Company under
         Nevada]or United States federal law or regulation (except as have been obtained under the 1933 Act or the 1934 Act) for the valid issuance and sale of the Subject Shares to the Underwriters as contemplated by this Agreement;

                 (ix) Courts of competent jurisdiction in the State of Nevada ("Nevada Courts") have generally recognized the ability of contracting parties to choose the law which will govern their contracts, provided that (i) the chosen state law has a substantial relationship to the transactions, (ii) the parties have acted in good faith and not to evade the law of the real situs of the contracts and (iii) the provisions of the contract are not contrary to public policy, as that term may be applied by a Nevada Court. Based on our knowledge, while the matter is not entirely free from doubt, we believe that if the matter is properly presented, the Nevada Courts will honor the choice of law provision in paragraph 21 hereof, subject to clauses (i)-(iii) above. We are not aware of any provision of this Agreement that would be deemed to violate the public policy of the State of Nevada, based upon current Nevada case law or current Nevada statutes.

(b) On the Closing Date and the Option Closing Date, as applicable, the Company shall have caused a favourable legal opinion to be delivered to the Underwriters by Latham & Watkins, U.S. counsel to the Company, to the effect that:

                 (i) This Agreement has been duly authorized, executed and delivered by the Company.

                 (ii) To the knowledge of such counsel, neither the Company nor the Subsidiary is (A) in violation of its certificate of incorporation or in material violation of its bylaws or (B) in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness specifically identified to such counsel (collectively, "Material Agreements"), except as has been disclosed in the Prospectuses or where any such default or defaults in the aggregate would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole;

                 (iii) The issuance, sale and delivery of the Subject Shares by the Company pursuant to this Agreement, and the consummation by the Company of the transactions contemplated hereby will not result in a violation of the certificate or bylaws of the Company or any federal or New York statute (other than federal or state securities laws, which are specifically addressed elsewhere herein), or in the breach of or default under any Specified Agreement or Material Agreement, nor will any such action result in any violation of any judgment, injunction, order or decree known to such counsel without having made any investigation, and applicable to the Company or any of its properties,





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         which violation would have a material adverse effect on the Company and the Subsidiary, taken as a whole;

                 (iv) Based upon laws which are normally applicable to transactions of the type contemplated by this Agreement, to the knowledge of such counsel, no consent, approval, authorization or order of or filing with, any federal or New York court or governmental agency or body is required for the consummation of the issuance and sale of the Subject Shares by the Company pursuant to this Agreement except as have been obtained under the 1933 Act and such as may be required under state securities laws in connection with the purchase and distribution of the Subject Shares by the Underwriters;

                 (v) The Registration Statement has become effective under the 1933 Act, and to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and, no proceedings therefor have been instituted or are threatened by the SEC. Any filing of the U.S. Prospectus in connection with the offering of the Subject Shares on a delayed basis pursuant to Rule 415 under the 1933 Act as required pursuant to Rule 424(b) under the 1933 Act has been made in accordance with Rule 424(b) under the 1933 Act;

                 (vi) The Registration Statement and the U.S. Prospectus comply as to form in all material respects with the requirements for registration statements on Form S-3 under the 1933 Act and the rules and regulations of the SEC thereunder; it being understood, however, that such counsel need express no opinion with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or the U.S. Prospectus. In passing upon the compliance as to form of the Registration Statement and the U.S. Prospectus, such counsel may assume that the statements made and incorporated by reference therein are correct and complete;

                 (vii) To the knowledge of such counsel, (A) other than as described or contemplated in the U.S. Prospectus, there are no legal or governmental proceedings pending or threatened against the Company or the Subsidiary which are material to the Company and the Subsidiary taken as a whole, or to which the Company or the Subsidiaries, or any of their respective properties is subject which are material to the Company and the Subsidiary taken as a whole, that are required to be described in the U.S. Prospectus and (B) there are no agreements, contracts, indentures, leases or other documents relating to the Company, of a character that are required to be described in the U.S. Prospectus that are not described as required, as the case may be;

                 (viii) The statements made in the Canadian Prospectus relating to United States federal income tax laws and regulations under "Certain United States Federal Tax Consequences to Canadian Holders", to the extent that the foregoing statements constitute





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                                     - 9 -

         matters of law or legal conclusions, have been reviewed by such counsel and fairly present the information disclosed therein in all material respects;

                 In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the United States and Canadian counsel to the Company, and the Underwriters' representatives at which the contents of the Registration Statement and the U.S. Prospectus and related matters were discussed, and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the U.S. Prospectus and have not made an independent check or verification thereof (subject to subparagraph
(viii) above), during the course of such participation (relying as to materiality to a large extent upon the statements of officers and other representatives of the Company), no facts have come to such counsel's attention that cause it to believe that the Registration Statement at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the U.S. Prospectus, as of its dates contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no belief with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or the U.S. Prospectus.

         (c) On the Closing Date and the Option Closing Date, as applicable, the Company shall have caused a favourable legal opinion to be delivered to the Underwriters by McCarthy Tetrault, special Canadian counsel to the Company (who may rely on the opinions of local counsel acceptable to counsel to the Underwriters as to the qualification of the Subject Shares for sale to the public and as to other matters governed by the laws of jurisdictions other than the provinces in which they are qualified to practice and may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of officers, public officials or of the auditors of the Company) to the effect that:

                 (i) the statements in the Canadian Prospectus under "Eligibility for Investment" are accurate in all material respects;

                 (ii) to the knowledge of such counsel, no order having the effect of ceasing or suspending the distribution of the Subject Shares has been issued by any Canadian Securities Authority or stock exchange in Canada and no proceedings for that purpose have been instituted or threatened by any Canadian Securities Authority or stock exchange in Canada;





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                                     - 10 -

                 (iii) assuming that the Registration Statement and the U.S. Prospectus comply as to form in all material respects with the requirements for registration statements on Form S-3 under the 1933 Act and the rules and regulations of the SEC thereunder, the Canadian Prospectus and any supplements or amendments thereto (except for the financial statements or any notes or schedules thereto or any other financial or statistical data included or incorporated by reference therein, and the information included on the authority of geological experts, as to which such counsel need not express any opinion) comply as to form in all material respects with the applicable form requirements of the Canadian securities laws;

                 (iv) assuming that the Registration Statement and the U.S. Prospectus comply as to form in all material respects with the requirements for registration statements on Form S-3 under the 1933 Act and the rules and regulations of the SEC thereunder and compliance with Rule 415 and Rule 424(b) under the 1933 Act, all necessary documents have been filed and proceedings taken under the laws of each of the Canadian Jurisdictions to qualify the Subject Shares for distribution and distribution to the public, as the case may be, in such jurisdictions, through registrants registered under the applicable Canadian securities laws in such provinces who comply with the relevant provisions of such laws.

                 (v) the statements made in the Canadian Prospectus relating to Canadian federal income tax laws and regulations under "Certain Canadian Federal Income Tax Considerations", to the extent that the foregoing statements constitute matters of law or legal conclusions, have been reviewed by such counsel and fairly present the information disclosed therein in all material respects;

                 (vi) the choice of the laws of the State of New York as the governing law of the Underwriting Agreement is a valid choice of law and in an action brought before a court of competent jurisdiction in the Province of Ontario, the substantive laws of the State of New York would, to the extent specifically pleaded and proved as a fact by expert evidence, be recognized and applied by such court to all issues which under the conflict of laws rules of the Province of Ontario are to be determined in accordance with the proper or governing law of the Underwriting Agreement, which issues would include those relating to the enforceability of the Underwriting Agreement provided that:

                 (a) such choice is legal under the laws of the State of New York; and

                 (b) such choice is made bona fide and is not made to avoid the mandatory provisions of the law of the jurisdiction that an Ontario court would, in the absence of such choice, have applied; and except that any such court will not apply:

                 (c) those laws of the State of New York which it characterizes as being of a revenue, penal or public law nature, nor

                 (d) those laws of the State of New York, the application of which would be inconsistent with "public policy" as such term is applied by the courts in Ontario.

                 In any such action, an Ontario court would apply the administrative and procedural laws of the Province of Ontario (including those administrative and procedural laws relating to the enforceability of the Underwriting Agreement) and not the administrative or procedural laws of the State of New York.

                 (vii) The laws of the Province of Ontario would permit an action to be brought in the appropriate courts of the Province of Ontario on a final and conclusive foreign judgment in personam in respect of the Underwriting Agreement, which is not impeachable as void or voidable under the internal laws of the foreign jurisdiction, for a definite sum of money provided that:

                 (a) the court rendering such judgment had jurisdiction according to Ontario conflicts of laws rules over the judgment debtor;

                 (b) such judgment was not obtained by fraud or in a manner contrary to "natural justice" and the enforcement thereof would not be inconsistent with "public policy", as such terms are applied by the courts in Ontario or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada);

                 (c) no new admissible evidence relevant to the action is discovered prior to the rendering of a judgment by a court of the Province of Ontario;

                 (d) the procedural rules of commencement and maintenance of the enforcement proceedings in the Province of Ontario are observed;

                 (e) the enforcement of such a judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, penal or public laws; and

                 (f) there has been compliance with the Limitations Act (Ontario), which provides that an action to enforce a foreign judgment must be commenced within six years of the date of the foreign judgment.

                 In addition, such counsel shall state that it has participated in conferences and meetings with representatives of the Underwriters, their counsel and representatives of the Company, its United States counsel and its auditors at which the Canadian Preliminary Prospectus Supplement and the Canadian Final Prospectus Supplement were discussed, and that such counsel has not participated in the preparation of the Registration Statement, the U.S. Shelf Prospectus, the Canadian Shelf Prospectus or any of the documents incorporated by reference therein other than the Canadian Preliminary Prospectus Supplement and the Canadian Final Prospectus Supplement. Such counsel shall also state that because the primary purpose of its professional engagement was not to establish or confirm factual matters and because many determinations involved in the preparation of the Canadian Prospectus and the documents incorporated by reference therein are of a wholly or partially non-legal character or relate to legal matters outside the scope of such counsel's opinion letter to the Underwriters as of the Closing Date or the Option Closing Date, as the case may be, such counsel is not passing upon and will not be liable or responsible in any way for the accuracy, completeness or fairness of the statements contained in the Canadian Prospectus or the documents incorporated by reference therein (except to the extent that such statements constitute conclusions of Canadian law in respect of which such counsel has given its express opinion) and such counsel will make no representation that it has independently verified the accuracy, completeness or fairness of such statements (except as aforesaid). Such counsel is not being requested to and will not make any comment with respect to the financial statements or any notes or schedules thereto or any other financial or statistical data included or incorporated by reference in the Canadian Prospectus.

                 Such counsel will further state that based on and subject to the foregoing, nothing has come to its attention in the course of its review that has caused it to believe that the Canadian Prospectus on the date thereof or on the Closing Date or the Option Closing Date, as the case may be, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated in the Canadian Prospectus or that is necessary to make the statements therein not misleading, in the light of the circumstances under which they were made. For the purposes of the foregoing, the term "material fact" has the meaning ascribed thereto in the Securities Act (Ontario).

         (d) On the Closing Date and the Option Closing Date, as applicable, the Underwriters shall have received from Skadden, Arps, Slate, Meagher & Flom, U.S. counsel to the Underwriters as to the matters set forth in paragraphs 4(b)(i), (v) and (vi) and from Davies, Ward & Beck, Canadian counsel to the Underwriters, as to the matters set forth in paragraphs 4(c) (i), (iii),
(iv) and (v);

5. The Company shall cause to be delivered to the Underwriters by its auditors comfort letters dated the date of the Prospectuses and the Closing Date and the Option Closing Date, as applicable, respectively, and addressed to the Underwriters and the directors of the Company, in form and substance reasonably satisfactory to the Underwriters, relating to the verification of financial information and accounting data contained in the Prospectuses (including information incorporated therein by reference) relating to the Company and matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectuses to a date not more than two business days prior to the date of such letters. Such letter shall further state (i) that such auditors are independent with respect to the Company within the meaning of applicable Canadian securities laws and the published rules, regulations and policy statements thereunder, and that in their opinion the audited financial statements of the Company included in the Canadian Prospectus comply as to form in all material respects with the applicable accounting requirements of applicable Canadian securities laws and the published rules, regulations and policy statements thereunder, and (ii) that such auditors are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations, and that in their opinion the audited financial statements of the Company included or incorporated in the Registration Statement and the U.S. Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations. A similar letter shall be delivered to the Underwriters with respect to any Prospectus Amendment.

6. The closing of the purchase and sale of the Firm Shares herein provided for shall be completed at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York, at 9:00 a.m. (local time) on November 21, 1995 (the "Time of Closing" and "Closing Date" respectively) or at such other time and/or on such other date, not later than November 28, 1995, as the Company and the Underwriters may agree upon. At the Time of Closing on the Closing Date, the Company shall deliver to the Underwriters:

                 (i) one share certificate representing the Firm Shares. The share certificate shall be registered in the name of and delivered to Nesbitt Burns Securities Inc. or in such other name or names as shall be designated by Nesbitt Burns Securities Inc. in writing by 10:00 a.m., New York time on November 20, 1995; and

                 (ii) the requisite legal opinions and comfort letters as contemplated above and such further documentation as may be contemplated herein or as counsel to the Underwriters may reasonably require;

against payment of the aggregate purchase price as set out on page 2, which payment shall be made to the Company in U.S. dollars by certified or official bank cheque or cheques drawn in New York Clearing House funds or similar next day funds payable to the order of the Company.

7.               The Company covenants and agrees with the Underwriters that:

                 (i) the Company shall use its reasonable best efforts, in cooperation with the Underwriters, to register or qualify the Subject Shares for offering and sale under the applicable securities or Blue Sky laws of such states of the United States as the Underwriters may reasonably designate and to maintain such qualifications in effect for so long as required for the distribution of the Subject Shares and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

                 (ii) the Company will advise the Underwriters promptly (A) of the filing of the Prospectuses and of any amendment of or supplement thereto, (B) of any request by any Canadian Securities Authority or the SEC for any amendment of or supplement to the Registration Statement or the Prospectuses or for additional information and (C) of the institution or, to the extent known by the Company, threatening by the SEC or any Canadian Securities Authority of any stop order proceedings in respect of the Registration Statement or the Prospectuses, or any proceedings, with respect to the suspension of the qualification of the Subject Shares for distribution in any jurisdiction or with respect to any order to cease trade any securities of the Company in any jurisdiction;

                 (iii) the Company will use its reasonable best efforts to prevent the issuance of any stop order, cease trading order or suspension referred to in (ii) above and to obtain as soon as possible the lifting of any such stop order, cease trading order or suspension, if issued;

                 (iv) the Company will not (A) file any amendment to the Registration Statement or make or file any amendment or supplement to the Prospectuses of which the Underwriters shall not previously have been advised or to which the Underwriters shall reasonably object in writing after being so advised or (B) so long as, in the written opinion of counsel for the Underwriters (a copy of which shall be delivered to the Company), a prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the Canadian Securities Laws or the 1934 Act, without delivering a copy of such information, documents or reports to the Underwriters, prior to or concurrently with such filing;

                 (v) the Company will promptly inform the Underwriters in writing during the period of distribution of the Subject Shares of the full particulars of any change (including, without limitation, any material change (as defined in the Securities Act (Ontario)), whether actual, anticipated or threatened, in the condition (financial or otherwise), assets, liabilities, business or operations of the Company and the Subsidiary taken as a whole or of the happening of any event which (A) insofar as the Canadian

         Securities Laws are concerned, is, or may be, of such a nature as to render the Canadian Prospectus untrue, false or misleading in a material respect, or would result in such document containing a misrepresentation (as defined in the Securities Act (Ontario)) or not complying with the Canadian Securities Laws or which change or event would reasonably be expected to have a significant effect on the market price or value of the Subject Shares and (B) insofar as the 1933 Act is concerned, makes any statement of a material fact made in the Registration Statement or the U.S. Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the U.S. Prospectus in order to state a material fact required by the 1933 Act or the 1933 Act Regulations to be stated therein or necessary in order to make the statements therein (1) in the case of the Registration Statement, not misleading and (2) in the case of the U.S. Prospectus, in light of the circumstances under which they were made, not misleading;

                 (vi) the Company will furnish to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and will use its reasonable best efforts to promptly deliver after the execution hereof and for so long as delivery of a prospectus by an Underwriter may be required by the 1933 Act or Canadian Securities Laws, as many copies of the U.S. Preliminary Prospectus Supplement and the U.S. Prospectus Supplement and any Prospectus Amendment as the U.S. Underwriters may reasonably request in the City of New York, and as many commercial copies of each of the Canadian Preliminary Prospectus and the
         Canadian Prospectus and any Prospectus Amendment as the Canadian Underwriters may reasonably request in the city of Toronto for the purposes contemplated by Canadian Securities Law. If during such period of time any event of the type described in paragraph 7(v) hereof shall occur, or if it is necessary to supplement or amend the Prospectuses to comply with the 1933 Act, the Canadian Securities Laws or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph 7(iv) above, file with the SEC and the Canadian Securities Authorities, as applicable, an appropriate supplement or amendment thereto and will expeditiously furnish to the Underwriters and dealers such number of copies thereof as the Underwriters may reasonably request. In the event that the Company and the Underwriters agree that the Prospectuses should be amended or
         supplemented, the Company, if reasonably   requested by the
         Underwriters, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement; Alternatively, in the event that the material change is adverse and is not related solely to the Underwriters (and in the reasonable opinion of the Underwriters would be expected to have a significant adverse effect on the market price or value of the Subject Shares) and such change occurs prior to the Time of Closing, the Underwriters may, within 48 hours from the time of notice of such change, advise the Company that the Underwriters will decline to participate in the filing of any such amendment and thereupon the parties hereto shall be relieved of their respective obligations under this Agreement. The Company shall in good faith discuss with the Underwriters any change in circumstances (actual, anticipated, contemplated or threatened) which is of such a nature that there may be a reasonable doubt as to whether written notice need be given to the Underwriters under the provisions of this section 7; each delivery to the Underwriters made pursuant to this paragraph 7(vi) shall constitute consent by the Company to the use by the Underwriters and other investment dealers and brokers of such documents in connection with the offering of the Subject Shares for sale in the United States and in all of the Canadian Jurisdictions, subject to the provisions of the 1933 Act, the 1933 Act Regulations and all relevant Canadian Securities Laws;

                 (vii) the Company will apply the net proceeds from the sale of the Subject Shares to be sold by it hereunder substantially in accordance with the description set forth under "Use of Proceeds" in the Prospectuses;

                 (viii) the Company will make generally available to its security holders (within the meaning of Rule 158 of the 1933 Act Regulations) a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as reasonably practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act;

                 (ix) for a period of 90 days after the date of this Agreement, the Company will not, without the prior written consent of the Underwriters, offer, sell, contract to sell or otherwise dispose of any shares of common stock (or any securities convertible into or exercisable or exchangeable for shares of common stock) or grant any options or warrants to purchase shares of common stock, provided, however, that the Company may grant options to purchase shares of common stock pursuant to the Company's equity incentive plans for employees, officers, directors and consultants and may issue shares of common stock pursuant to the exercise of options granted under the Company's stock option plan, provided further, however, that the Company may issue shares of its common stock to The Toronto Dominion Bank in satisfaction of the equity participation right set forth in the loan agreement between the Company and such bank;

                 (x) the Company will indemnify the Underwriters for registration, issue, stamp, documentary, transfer or sales taxes that they or any of them might be required to pay in respect of the issue, sale or delivery of the Subject Shares to the Underwriters;

                 (xi) the Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Subject Shares; and

                 (xii) The Company will use its best efforts to have the Subject Shares listed, subject to notice of issuance, on The Nasdaq National Market concurrently with the filing of the U.S. Final Prospectus Supplement and on The Toronto Stock Exchange as soon as reasonably possible thereafter.

8.               The Company represents and warrants to the Underwriters that:

                 (i) the Company meets the requirements for use of Form S-3 under the 1933 Act Regulations. The Registration Statement as of the Effective Date complied, and the U.S. Preliminary Prospectus complies and the U.S. Prospectus as of its date and on the Closing Date will comply, in all material respects with the applicable requirements of the 1933 Act, the 1933 Act Regulations and the 1934 Act and the rules thereunder; the Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and each of the U.S. Preliminary Prospectus the U.S. Prospectus (together with any amendment or supplement thereto) will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the Company makes no representations or warranties as to the information in such documents relating solely to or provided in writing by the Underwriters;

                 (ii) the Company has complied and will comply, in each case in all material respects, with all requirements of the 1933 Act and the 1933 Act Regulations with respect to the preparation and filing of the Registration Statement;

                 (iii) the Company is eligible to use the Multijurisdictional Disclosure System provided for in NP 45 and at the respective times of filing and at all times subsequent to the filing thereof during the distribution of the Subject Shares, each of the Canadian Preliminary Prospectus and the Canadian Prospectus complied or will comply with the requirements of NP 45 and will not contain any misrepresentation (as defined in the Securities Act (Ontario)); provided, however, that the Company makes no representations or warranties as to the information in such documents relating solely to or provided in writing by the Underwriters;

                 (iv) The delivery by the Company to the Underwriters of each of the Registration Statement, the U.S. Preliminary Prospectus Supplement, the U.S. Prospectus Supplement and any Prospectus Amendment pursuant to paragraph 7(vi) shall constitute the Company's representation and warranty to the Underwriters that, at the respective times of such delivery, the information and statements contained therein (except information relating solely to or provided in writing by the Underwriters) are true and correct in all material respects and do not omit to state any material fact which is necessary to make the statements therein not misleading; and the delivery by the Company to the Underwriters of each of the Canadian Preliminary Prospectus, the Canadian Prospectus and any Prospectus Amendment pursuant to paragraph 7(vi) shall constitute the Company's representation and warranty to the Underwriters that, at the respective times of such delivery, the information and statements contained and incorporated by reference therein (except information and statements relating solely to the Underwriters or provided in writing to the Company by the Underwriters) are true and correct in all material respects, contain no misrepresentation (as defined in the Securities Act (Ontario)) and constitute full, true and plain disclosure of all material facts relating to the Company and the Subsidiary taken as a whole and to the Subject Shares and that no material fact has been omitted therefrom which is necessary to make the statements therein not misleading in light of the circumstances in which they were made;

                 (v) the Company has an authorized and, as at the date indicated, outstanding share capital as set forth in the Prospectuses; all the outstanding shares of common stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Subject Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectuses;

                 (vi) Except as disclosed in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), there has been no change (actual, proposed or prospective, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company or the Subsidiary which may reasonably be expected to have a material adverse effect on the condition (financial or otherwise), assets, liabilities, business, operations or capital of the Company and the Subsidiary taken as a whole (a "Material Adverse Effect"); and

                 (vii) the Company is a corporation duly organized and existing under the laws of the state of Nevada with full corporate power and corporate authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectuses, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not and will not have a Material Adverse Effect;

                 (viii) the Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and corporate authority to own, lease and operate its properties and to conduct its business as presently conducted and described in the Registration Statement and the Prospectuses, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or assets or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of such Subsidiary; all the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and are owned by the Company directly, free and clear of any lien, adverse claim, security interest, equity or other encumbrance;

                 (ix) neither the issuance and sale of the Subject Shares, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration or qualification of the Shares under the 1933 Act, the 1934 Act or Blue Sky laws of the various states of the United States and other jurisdictions) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or bylaws, or other organizational documents, of the Company or the Subsidiary or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or the Subsidiary is a party or by which either of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or the Subsidiary or either of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, in each case in a manner which would have a Material Adverse Effect;

                 (x) KPMG Peat Marwick LLP who have certified the financial statements of the Company included in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), are, and during the periods covered by its report were, auditors of the Company, and are independent with respect to the Company within the meaning of the Canadian Securities Laws, and are independent auditors with respect to the Company as required by the 1933 Act;

                 (xi) the execution and delivery of, and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought and (iii) rights to indemnity and contribution hereunder or thereunder may be limited by federal, provincial or state securities laws or the public policy underlying such laws;

                 (xii) the Company and the Subsidiary each has such permits, approvals, licenses, franchises and authorizations of governmental or regulatory authorities ("Permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectuses, except where the failure to have any such Permit would not have a Material Adverse Effect and subject to such qualifications as may be set forth in the Prospectuses; the Company and the Subsidiary each has fulfilled and performed all its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectuses; and, except as described in the Prospectuses, none of such Permits contains any restriction that is materially burdensome to the Company or the Subsidiary in any manner different from other companies in the same industry as the Company;

                 (xiii) the Company is not and, upon sale of the Subject Shares to be issued and sold in accordance with this Agreement and upon application of the net proceeds to the Company from such sale as described in the Prospectuses under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                 (xiv) the Company has filed in a timely manner each document or report required to be filed by it pursuant to its continuous reporting obligations under the 1934 Act and the rules and regulations thereunder; each such document or report, together with any amendments thereto, at the time it was filed conformed, as applicable, to the requirements of the 1934 Act and the rules and regulations thereunder; and none of such documents or reports contained an untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.;

                 (xv) the Company has complied with all provisions of Florida Statutes, Section 517.075, relating to issuers doing business with Cuba;

                 (xvi) except as disclosed in the Registration Statement and the Prospectuses (or any amendment or supplement thereto) and except as would not individually or in the aggregate have a Material Adverse Effect, (i) the Company and the Subsidiary are each in compliance with all applicable Environmental Laws (as hereafter defined), (ii) the Company and the Subsidiary have all Permits, required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened Environmental Claims (as hereafter defined) against the Company or the Subsidiary, and (iv) there are no circumstances known to the Company with respect to any property or operations of the Company or its Subsidiary that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or the Subsidiary. In addition, based upon the Company's reviews, conducted in the ordinary course of its business, of the effect of Environmental Laws on the business and operations of the Company and the Subsidiary, the Company has reasonably concluded that, except as disclosed in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), the costs and liabilities under Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure or rehabilitation of properties or compliance with Environmental Laws or any Permit, any related constraints on operating activities and potential liabilities to third parties) would not, singularly or in the aggregate, have a Material Adverse Effect.

         For purposes of this subsection, the following terms have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) federal, provincial, state, local or municipal statute, law, rule, regulation, ordinance, code, policy, guideline or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material, contaminant, waste or other substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claim" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, lien, notice of noncompliance or violation, investigation or proceeding relating in any way to any Environmental Law;

                 (xvii) The Subject Shares have received conditional approval for listing, subject to official notice of issuance, on The Nasdaq National Market;

9. Each of the Underwriters represents, warrants, covenants and agrees to and with the Company that:

                 (i) each Canadian Underwriter shall offer the Subject Shares for sale to the public, directly and through other investment dealers and brokers in Canada or through its affiliated registered broker-dealer in the United States, and each U.S. Underwriter shall offer the Subject Shares for sale to the public directly and through other broker dealers in the United States or through its affiliated investment dealer or broker in Canada, as the case may be (the "Selling Firms"), only as permitted by applicable law, and upon the terms and conditions set forth in the Prospectuses and in this Agreement. The Underwriters agree that they will not distribute the Prospectuses or publish any prospectus, circular, advertisement or other offering material in any jurisdiction other than the Canadian Jurisdictions or the United States, in such manner as to require registration of the Subject Shares or the filing of a prospectus or any similar document with respect to the Subject Shares by the Company therein and to require each of the other Selling Firms to agree not to distribute the Subject Shares except as permitted by this Agreement.

         For purposes of this paragraph, the Canadian Underwriters shall be entitled to assume that the Subject Shares are qualified or registered for distribution by duly qualified investment dealers and brokers in any Canadian Jurisdiction where a receipt or similar document for the Canadian Prospectus shall have been obtained from the applicable securities regulatory authority following the filing of the Canadian Prospectus.

                 (ii) The Underwriters agree between themselves and will require each of the other Selling Firms to agree to comply with all applicable requirements of Ontario Securities Commission Policy Statement No. 5.1, Sections 11.11 and 11.26 of the rules of The Toronto Stock Exchange, in connection with the distribution of the Subject Shares and Rules 10b-6 and 10b-7 under the 1934 Act and the rules of the National Association of Securities Dealers Inc.

                 (iii)  Notwithstanding the foregoing provisions of this
         section 9, an Underwriter will not be liable to the Company under this section 9(a) with respect to a default by another Underwriter or Selling Firm under this section 9 if the former Underwriter is not also in default.

10. The Underwriters shall have received at the Time of Closing on the Closing Date or the Option Closing Date, as applicable, a certificate dated the Closing Date or the Option Closing Date, as applicable, addressed to the Underwriters and signed by any two senior officers of the Company reasonably acceptable to the Underwriters, certifying for and on behalf of the Company to the best of the knowledge, information and belief of the persons signing such certificates after having made reasonable enquiries, to the effect that the Company has complied with all covenants and satisfied all terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Time of Closing on the Closing Date or the Option Closing Date, as applicable; that, except as may have been the subject of a Prospectus Amendment filed with the Canadian Securities Authorities and/or with the SEC pursuant to clause 7(vi), there has been no material adverse change (actual, proposed or prospective, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company and its subsidiaries taken as a whole from the date hereof to the Closing Date or the Option Closing Date, as applicable; that the representations and warranties of the Company contained herein are true and correct in all material respects as of the Time of Closing with the same force and effect as if made at and as of the Time of Closing after giving effect to the transactions contemplated hereby; that no stop order suspending the effectiveness of the Registration Statement or the U.S. Prospectus, order suspending the qualification for distribution of the Subject Shares in any Canadian Jurisdiction, or order, ruling or determination having the effect of ceasing or suspending trading in any securities of the Company, has been issued and no proceedings for such purpose are pending or, to the knowledge of the signers, contemplated or threatened; and that the representations and warranties of the Company arising by reason of the delivery of the Prospectuses are true and correct in all material respects as of the Time of Closing on the Closing Date as if the Prospectuses had been delivered to the Underwriters and dated the Closing Date or the Option Closing Date, as applicable.

11. (a) The Company covenants and agrees to protect and indemnify each of the Underwriters, their respective directors, officers, employees and agents and each person who controls any U.S. Dealer within the meaning of
Section 15 of the 1933 Act, against all losses, claims, damages, liabilities, costs or expenses caused or incurred by reason of:

         (i) any statement, other than any statement relating solely to the Underwriters or provided in writing to the Company by the Underwriters, contained in either the Canadian Preliminary Prospectus or the Canadian Prospectus, or in any Prospectus Amendment in respect thereof which at the time and in the light of the circumstances under which it was made contains or is alleged to contain a misrepresentation (as defined in the Securities Act (Ontario)); or

         (ii) the omission or alleged omission to state in either of the Canadian Preliminary Prospectus, the Canadian Prospectus or any Prospectus Amendment in respect thereof or any certificate of the Company or any officer thereof delivered hereunder or pursuant hereto, any material fact other than a material fact relating solely to the Underwriters or provided in writing to the Company by the Underwriters required to be stated therein or necessary to make any statement therein not misleading in the light of the circumstances under which it was made; or

         (iii) any order made or inquiry, investigation or proceeding commenced or threatened by any Canadian Securities Authority (not based upon the activities of the Underwriters or their banking or selling group members, if any) based upon any untrue statement or omission or alleged untrue statement or omission or any misrepresentation or alleged misrepresentation in the Canadian Preliminary Prospectus, the Canadian Prospectus or any Prospectus Amendment in respect thereof, which prevents or restricts trading in the Subject Shares or the distribution or distribution to the public, as the case may be, of the Subject Shares in any of the Canadian Jurisdictions; or

         (iv) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any U.S. Preliminary Prospectus or U.S. Prospectus, or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this indemnity does not apply to any loss, claim, damage, liability, cost or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement or the U.S. Prospectus (or any amendment or supplement thereto);

and provided, further, that the foregoing indemnity agreements with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities bought Subject Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Subject Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

                 (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify the Company, and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by its counsel in writing that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Nesbitt Burns Securities Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                 (c) Each Underwriter and its Affiliated Underwriter covenants and agrees, severally and not jointly, to protect and indemnify the Company, its directors, officers, employees and agents and each person who controls the Company within the meaning of Section 15 of the 1933 Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to information relating solely to the Underwriter or furnished in writing by or on behalf of such Underwriter through Nesbitt Burns Securities Inc. expressly for use in the Registration Statement, any Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, any Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the

Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above.

                 (d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Option Shares hereunder, any determination of the relative benefits received by the Company and the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Option Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the U.S. Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Firm Shares set forth opposite their names in
Section 17 herein and not joint.

                 (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                 (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Subject Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

12. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Canadian Securities Authorities and the SEC of the registration statement (including financial statements and exhibits thereto), each of the Preliminary Prospectuses, the Prospectuses, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight and delivery (including postage, air freight charges and charges for counting and packaging)) of such copies of the registration statement, each Preliminary Prospectus, the Prospectuses, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Subject Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Subject Shares, including any stamp taxes in connection with the original issuance and sale of the Subject Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the original issuance and sale of the Subject Shares; (v) the listing of the Subject Shares on The Toronto Stock Exchange, and The Nasdaq National Market; (vi) the registration or qualification of the Subject Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 7(vi) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of representatives of the Company in connection with presentations to prospective purchasers of the Subject Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company. Except as provided in Section 11 and this Section 12, the Underwriters shall pay all of their own expenses, including the fees and disbursements of their counsel (excluding fees related to items (iv), (vi) and (vii) of this Section 12).

If this Agreement shall terminate or shall be terminated pursuant to any provisions hereof (otherwise than pursuant to Section 15(b) hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply, in any material respect, with the terms or fulfill any of the conditions of this Agreement other than by reason of a default by the Underwriters, the Company agrees to reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by you in connection herewith. The Company shall not in any event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

13. The obligation of the Underwriters to purchase the Subject Shares shall be subject to the accuracy of the representations and warranties of the Company herein as of the Time of Closing and to the due fulfillment and compliance in all material respects by the Company with its covenants herein contained and to the condition that no stop order suspending the effectiveness of the Registration Statement and no order ceasing trading in the Subject Shares shall have been issued and no proceedings for either such purpose shall have been instituted or threatened.

14. All warranties, representations, covenants and agreements of the Company herein contained or contained in documents submitted pursuant to this Agreement and in connection with the transaction of purchase and sale herein contemplated shall survive the purchase of the

Subject Shares and continue in full force and effect unaffected by any subsequent disposition of the Subject Shares or any of them.

15.      (a)     All terms and conditions of this Agreement shall be construed as conditions, and any material breach or failure by the Company to comply with any such term or condition shall entitle the Underwriters to terminate their obligation to purchase the Subject Shares by written notice to that effect given to the Company prior to the Time of Closing on the Closing Date. It is understood that the Underwriters may waive, in whole or in part, or extend the time for, compliance with any of such terms and conditions without prejudice to the rights of the Underwriters in respect of any other such term or condition or any other or subsequent breach or non-compliance with that or any other term or condition, provided that to be binding on the Underwriters any such waiver or extension must be in writing.

         (b) The obligations of each Underwriter contained in this Agreement may also be terminated by such Underwriter in the event that prior to the Time of Closing on the Closing Date.

                 (i) there should develop, occur or come into effect any occurrence of national or international consequence or any action, government regulation or inquiry which, in the reasonable opinion of such Underwriter, seriously adversely affects, or will seriously adversely affect, the financial markets in Canada or the United States generally or the business of the Company; or

                 (ii) a banking moratorium is declared by any federal, provincial or state authority in either Canada or the United States or trading in securities generally on The Nasdaq Stock Market is suspended; or

                 (iii) the state of the financial markets in the United States or Canada is such that, in the reasonable opinion of the Underwriters, or any of them, it would be impracticable to proceed with a public offering of the Subject Shares;

then in either case the Underwriters (or any of them) may terminate their or its obligations under this Agreement to purchase Subject Shares by written notice to that effect (which notice shall specify the particular reason for the termination) given to the Company prior to the Time of Closing on the Closing Date.

         (c) If any inquiry, investigation or other proceeding should be made, threatened or announced or any order should be issued under or pursuant to any statute of Canada or of any of the provinces comprising the Canadian Jurisdictions or of the United States or by any official of any stock exchange in Canada or the United States or by any other regulatory authority having jurisdiction over a material portion of the business and affairs of the Company or otherwise except for any such inquiry, investigation, proceeding or order based upon the activities or the alleged activities of the Underwriters or their banking or selling group and not of the Company, which in the reasonable opinion of the Underwriters will prevent the distribution of the Subject Shares in the Canadian Jurisdictions or in the United States or operate to prevent or adversely restrict trading in Common Shares of the Company, Nesbitt Burns Securities Inc., on behalf of the Underwriters shall be entitled, at its option and in addition to any other remedies it might have, to terminate the obligations of the Underwriters under this Agreement by written notice to that effect given to the Company at or at any time prior to the Time of Closing on the Closing Date.

16. If the Underwriters shall elect to terminate their obligation to purchase the Subject Shares as aforesaid, whether the reason for such termination is within or beyond the control of the Company, the liability of the Company hereunder shall be limited to the indemnity referred to in section 10 and the payment of expenses referred to in section 11 to the extent provided therein.

17. The obligation of each Underwriter to purchase the Subject Shares at the Time of Closing shall be joint with the obligation of its affiliated Underwriter, if any, set forth beside its name below (the "Affiliated Underwriter") but shall be several and not joint with respect to every other Underwriter and shall be as to the following percentages of the Subject Shares to be purchased at that time:

                          Affiliated U.S.                           Affiliated Canadian
                          Underwriter                               Underwriter
                          --------------                            ----------------------
                          Nesbitt Burns Securities Inc.             Nesbitt Burns Inc.                         40%

                          Salomon Brothers Inc                      Salomon Brothers Canada Inc                25%

                          ScotiaMcLeod (USA) Inc.                   ScotiaMcLeod Inc.                          12.5%

                          S.G.Warburg & Co. Inc.                    ---                                        12.5%

                          ---                                       Toronto Dominion                           10%
                                                                    Securities Inc.

                 No Underwriter shall be obligated to take up and pay for any of the Subject Shares to be purchased by it unless the other Underwriters simultaneously take up and pay for the percentage of Subject Shares set out opposite their names above.

                 If an Underwriter or its Affiliated Underwriter shall fail to purchase their joint applicable percentage of the total number of Subject Shares at the Time of Closing and such failure shall constitute a default in its obligations under this Agreement, each of the Underwriters which shall be willing and able to purchase its own applicable percentage of the total number of Subject Shares shall be relieved of its obligations hereunder on submission to the Company of reasonable evidence of ability and willingness to fulfil its obligations hereunder at the Time of Closing, provided that, notwithstanding the provisions of this Section 17, the Underwriters which shall be willing and able to purchase their respective applicable percentage of the total number of Subject Shares may, but shall not be obligated to, purchase the total number of Subject Shares in such proportion as may be agreed upon by the Underwriters which are so willing and able.

18. The Underwriters and any members of their banking or their selling groups may resell the Subject Shares to the public in compliance with applicable laws and shall offer the Subject Shares only in those jurisdictions where they may lawfully be offered for sale at prices not exceeding the initial offering price. The Underwriters shall, after the Time of Closing, use their reasonable best efforts (taking into account the respective interest of both the Company and the Underwriters) to terminate and to cause members of any banking or selling group to terminate, distribution of the Subject Shares as promptly as possible after the Closing Date. The Underwriters shall give prompt notice to the Company when, in the opinion of the Underwriters, distribution has ceased, and shall also give notice to the Company of the amount of Subject Shares distributed in each province. The Underwriters will allow the Company to review any sales memoranda for use by their employee, in connection with the marketing of the Subject Shares prior to any use thereof and prior to such memoranda being filed with any Canadian regulatory authority.

19. In all dealings hereunder, the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Underwriters jointly or by Nesbitt Burns Securities Inc. on behalf of the Underwriters.

20. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in the case of the Company at its address on page 1 hereof with a copy to Latham & Watkins, 505 Montgomery Street, San Francisco, California 94111, Attention: Christopher L. Kaufman, and in the case of the Underwriters as follows:

         (i)     if to Nesbitt Burns Securities Inc. and/or Nesbitt Burns Inc.

         To:     Nesbitt Burns Inc.
                 4th Floor
                 1 First Canadian Place
                 Toronto, Ontario
                 M5X 1H3
                 Attention:  Carl Renzoni

         (ii)    if to Salomon Brothers Inc and/or Salomon Brothers Canada Inc

         To:     Salomon Brothers Inc
                 Corporate Finance Division
                 8700 Sears Tower
                 Chicago, Illinois 60606
                 Attention: R. Stribling Koster

         (iii)   if to ScotiaMcLeod (USA) Inc. and/or ScotiaMcLeod Inc.

         To:     ScotiaMcLeod Inc.
                 40 King Street West
                 66th Floor
                 Toronto, Ontario
                 M5W 2X6
                 Attention: David Pyper

         (iv)    if to S.G.Warburg & Co. Inc.

         To:     S.G.Warburg & Co. Inc.
                 277 Park Avenue
                 New York, New York
                 Attention: Ralph Eads

         (v)     if to Toronto Dominion Securities Inc.

         To:     Toronto Dominion Securities Inc.
                 222 Bay Street, 20th Floor
                 Toronto, Ontario
                 M5K 1A2
                 Attention: Thomas R. Kennedy

21. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND TIME SHALL BE OF THE ESSENCE HEREOF.

22. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

23. This Agreement may be executed in several counterparts which, taken together, shall constitute one and the same instrument.

                 If this letter accurately reflects the terms of the transaction which we are to enter into and if such terms are agreed to by the Company, please communicate acceptance of the Company by executing and returning 6 copies of this letter where indicated below.

                                      Yours very truly,


NESBITT BURNS INC.                         NESBITT BURNS SECURITIES INC.


by                                         by
   -------------------------------            ----------------------------------



SALOMON BROTHERS INC                       SALOMON BROTHERS CANADA INC

by                                         by
   -------------------------------            ----------------------------------



SCOTIAMCLEOD INC.                          SCOTIAMCLEOD (USA) INC.


by                                         by
   -------------------------------            ----------------------------------



S.G.WARBURG & CO. INC.                     TORONTO DOMINION SECURITIES INC.


by                                         by
   -------------------------------            ----------------------------------

                 The foregoing accurately reflects the terms of the transaction which we are to enter into and such terms are agreed to by FirstMiss Gold Inc.

                 DATED the 15th day of November, 1995.

                                           FIRSTMISS GOLD INC.


                                           by
                                              ----------------------------------